Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

EXELON CORPORATION

(Exact name of registrant as specified in its charter)

Pennsylvania	23-2990190
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

10 South Dearborn Street
P.O. Box 805379
Chicago, Illinois	60680-5379
(Address of Principal Executive Offices)	(Zip Code)

EXELON CORPORATION

EMPLOYEE STOCK PURCHASE PLAN

(Full title of the plan)

Darryl Bradford

Senior Vice President and General Counsel

Exelon Corporation

10 South Dearborn Street

P.O. Box 805379

Chicago, Illinois 60680-5379

(Name and address of agent for service)

(312) 394-7398

(Telephone number, including area code, of agent for service)

with a copy to:

Patrick R. Gillard, Esquire

Ballard Spahr LLP

1735 Market Street

51st Floor

Philadelphia, Pennsylvania 19103

215-665-8500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Exelon Corporation, Common Stock, no par value(1)	25,000,000 shares	$30.05	$751,125,000	$102,453.45

(1)	Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate number of additional shares of Common Stock issuable under the Exelon Employee Stock Purchase Plan in the event the number of outstanding shares of the Registrant is increased by reason of any stock dividend, stock split, recapitalization, merger, consolidation or reorganization or similar transaction.
(2)	Estimated in accordance with Rule 457(c) and (h) promulgated under the Securities Act solely for the purpose of calculating the registration fee, based upon the average of the high and low prices reported for the Common Stock on the New York Stock Exchange on July 5, 2013.

EXPLANATORY NOTE

On April 23, 2013, the shareholders of Exelon Corporation approved an amendment to the Exelon Corporation Employee Stock Purchase Plan (the “Plan”) to increase the maximum number of shares of common stock authorized for issuance under the Plan by 25,000,000 shares. This Registration Statement on Form S-8 is being filed by Exelon Corporation for the purpose of registering additional securities of the same class as other securities for which a registration statement filed on this form relating to the Plan is effective. Pursuant to General Instruction E of Form S-8, the contents of the following earlier registration statements are incorporated herein by reference, except to the extent supplemented, amended or superseded by the information set forth herein: Form S-8 filed on May 22, 2001 (File No. 333-61390) and Form S-8 filed on August 10, 2005 (File No. 333-127377).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, filed or to be filed with the Securities and Exchange Commission (the “Commission”), are incorporated herein by reference:

•	the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2012, filed with the Commission on February 22, 2013;

•	the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2013, filed with the Commission on May 10, 2013;

•

the Registrant’s Current Reports on Form 8-K filed with the Commission on January 4, 2013, January 31, 2013, February 1, 2013, February 25, 2013, April 26, 2013, May 13, 2013, May 17, 2013, and June 11, 2013; and

•

the description of the Registrant’s common stock contained in its Registration Statement on Form 8-A filed with the Commission on October 11, 2000, including any amendment or reports filed for the purpose of updating such description.

In addition, all reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such document. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. The statements required to be so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Exhibit Number	Description

4.1	Exelon Corporation Employee Stock Purchase Plan, as amended and restated effective July 1, 2013 (incorporated by reference to Appendix A to the Registrant’s Proxy Statement on Schedule 14A filed with the Commission on March 14, 2013).

4.2	Amended and Restated Articles of Incorporation of Exelon Corporation, as amended May 8, 2007 (incorporated by reference to Exhibit 3-1-2 to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2008, filed with the Commission on October 27, 2008).

4.3	Exelon Corporation Amended and Restated Bylaws, effective as of March 12, 2012 (incorporated by reference to Exhibit 3-1 to the Registrant’s Current Report on Form 8-K filed with the Commission on March 14, 2012).

5.1	Opinion of Ballard Spahr LLP (filed herewith).

23.1	Consent of PricewaterhouseCoopers LLP (filed herewith).

23.2	Consent of Ballard Spahr LLP (contained in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page of this Registration Statement).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, Illinois on July 9, 2013.

EXELON CORPORATION

By:	/s/ Christopher M. Crane
Name:	Christopher M. Crane
Title:	President, Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Christopher M. Crane or Jonathan W. Thayer and each or any one of them, his true and lawful attorneys in fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys in fact and agents, and each of them, full power and authority to perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

By: Name:	/s/ Christopher M. Crane Christopher M. Crane	President, Chief Executive Officer and Director	July 9, 2013

By: Name:	/s/ Jonathan W. Thayer Jonathan W. Thayer	Executive Vice President and Chief Financial Officer	July 9, 2013

By: Name:	/s/ Duane M. DesParte Duane M. DesParte	Senior Vice President and Corporate Controller	July 9, 2013

By: Name:	/s/ Anthony K. Anderson Anthony K. Anderson	Director	June 28, 2013

By: Name:	/s/ Ann C. Berzin Ann C. Berzin	Director	June 26, 2013

By: Name:	/s/ John A. Canning, Jr. John A. Canning, Jr.	Director	June 28, 2013

By: Name:	/s/ Yves C. de Balmann Yves C. de Balmann	Director	June 26, 2013

By: Name:	/s/ Nicholas DeBenedictis Nicholas DeBenedictis	Director	June 28, 2013

By: Name:	/s/ Nelson A. Diaz Nelson A. Diaz	Director	June 26, 2013

By: Name:	/s/ Sue L. Gin Sue L. Gin	Director	June 26, 2013

By: Name:	/s/ Paul L. Joskow, Ph.D. Paul L. Joskow, Ph.D.	Director	June 28, 2013

By: Name:	/s/ Robert J. Lawless Robert J. Lawless	Director	June 26, 2013

By: Name:	/s/ Richard W. Mies Richard W. Mies	Director	June 26, 2013

By: Name:	/s/ William C. Richardson, Ph.D. William C. Richardson, Ph.D.	Director	June 26, 2013

By: Name:	/s/ Thomas J. Ridge Thomas J. Ridge	Director	June 26, 2013

By: Name:	/s/ John W. Rogers, Jr. John W. Rogers, Jr.	Director	July 9, 2013

By: Name:	/s/ Mayo A. Shattuck III Mayo A. Shattuck III	Director	July 9, 2013

By: Name:	/s/ Stephen D. Steinour Stephen D. Steinour	Director	June 26, 2013

EXHIBIT INDEX

Exhibit Number	Description

4.1	Exelon Corporation Employee Stock Purchase Plan, as amended and restated effective July 1, 2013 (incorporated by reference to Appendix A to the Registrant’s Proxy Statement on Schedule 14A filed with the Commission on March 14, 2013).

4.2	Amended and Restated Articles of Incorporation of Exelon Corporation, as amended May 8, 2007 (incorporated by reference to Exhibit 3-1-2 to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2008, filed with the Commission on October 27, 2008).

4.3	Exelon Corporation Amended and Restated Bylaws, effective as of March 12, 2012 (incorporated by reference to Exhibit 3-1 to the Registrant’s Current Report on Form 8-K filed with the Commission on March 14, 2012).

5.1	Opinion of Ballard Spahr LLP (filed herewith).

23.1	Consent of PricewaterhouseCoopers LLP (filed herewith).

23.2	Consent of Ballard Spahr LLP (contained in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page of this Registration Statement).